Exhibit 3(a)2
                             AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION

                                      OF

                     SOUTHWESTERN PUBLIC SERVICE COMPANY


      Pursuant to Sections 53-13-4 and -7, New Mexico Statutes Annotated, Southwestern Public Service Company, a New Mexico corporation (the "Corporation"), hereby amends and restates its Articles of Incorporation, as previously amended and restated, as follows:

      FIRST: Name. The name of the Corporation is Southwestern Public Service Company.

      SECOND: Principal New Mexico Office. The location of the principal office of the Corporation in New Mexico shall be at 111 East Fifth, Roswell, New Mexico.

      THIRD: Purpose. The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the New Mexico Business Corporation Act (the "NMBCA").

      FOURTH: Capital Stock. The total number of authorized shares of the Corporation shall be 10,000,200, divided into 10,000,000 preferred shares having a par value of $1 per share (the "Preferred Stock") and 200 common shares having a par value of $1 per share (the "Common Stock").

      The   designations,    voting   powers,   preferences,   and   relative,
participating,   optional,   or  other  special  rights,  and  qualifications,
limitations, or restrictions of the above classes of stock are as follows:

      (A)   Preferred Stock

            (1) Issuance in Series. Shares of Preferred Stock may be issued in one or more series when and for such consideration or considerations as the Board of Directors determines. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Article Fourth (A).

            (2) Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time, to provide for the issuance of the shares of Preferred Stock in one or more series with the designations, voting powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof as are stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Amended and Restated Articles of Incorporation or any amendment hereto or not otherwise prescribed by law including, but not limited to, determination of any of the following:

                  (i) The maximum  number of shares to constitute  the series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors and the distinctive designation thereof;

                  (ii) Whether the shares of the series shall have any voting powers, in addition to the voting powers provided by law, and, if any, the terms of the voting powers;

                  (iii) The dividend  rate or rates,  if any, on the shares of the series or the manner in which such rate or rates shall be determined, the conditions and dates upon which the dividends shall be payable, and the preference or relation which the dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether the dividends shall be cumulative or noncumulative;

                  (iv) Whether the shares of the series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices, and other terms, limitations, restrictions, or conditions of the redemption;

                  (v) The relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of the series, which the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution, or winding up of the Corporation;

                  (vi) Whether the shares of the series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relative to the operation of the retirement or sinking fund;

                  (vii) Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class, classes, or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting them;

                  (viii) The limitations and restrictions, if any, to be effective while any shares of the series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of the series either as to dividends or upon liquidation, dissolution, or winding up of the Corporation;
                                       2

                  (ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of the series as to dividends or distribution of assets upon liquidation, dissolution, or winding up of the Corporation; and

                  (x) Any other preference, relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, not inconsistent with law, this Article Fourth, or any resolution of the Board of Directors pursuant hereto.

            (3) Preemptive Rights. The holders of the Preferred Stock shall have no preemptive rights to subscribe to any issue of shares or other securities of any class of the Corporation.

      (B)   Common Stock

            (1) Dividends. Subject to the preferential rights of holders of the Preferred Stock, dividends may be paid or declared and set apart for payment upon the Common Stock out of any funds legally available for the declaration of dividends, but only when and as determined by the Board of Directors.

            (2) Liquidation, Dissolution, or Winding Up. Subject to the preferential rights of holders of the Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares of the Common Stock they hold.

            (3) Voting Rights. Except as may be otherwise required by the NMBCA or these Amended and Restated Articles of Incorporation, each holder of Common Stock has one vote for each share of stock he or she holds of record on the books of the Corporation on all matters voted upon by the shareholders. Cumulative voting for the election of directors shall not be permitted.

            (4) Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe to any issue of shares or other securities of any class of the Corporation.

      FIFTH:  Duration.  The duration of the Corporation shall be perpetual.

      SIXTH: Number of Directors. The number of directors shall be fixed as provided in the Bylaws of the Corporation (the "Bylaws") or, if the Bylaws fail to fix the number, by resolution adopted from time to time by the Board of Directors.
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

      SEVENTH: Limitations of Liability; Indemnification. A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director unless (a) he or she has breached or failed to perform the duties of his or her office in accordance with the NMBCA, and (b) the breach or failure to perform constitutes negligence, willful misconduct, or recklessness. If the NMBCA is amended to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NMBCA, as amended.

      To the maximum extent permitted by law, the Corporation shall indemnify any person who is or was a director, officer, agent, fiduciary, or employee of the Corporation against any claim, liability, loss, or expense arising against or incurred by such person as a result of circumstances, events, actions, and omissions occurring in such capacity. The Corporation further shall have the authority to maintain insurance at the Corporation's expense providing for such indemnification, including insurance with respect to claims, liabilities, losses, and expenses against which the Corporation would not otherwise have the power to indemnify such persons.

      Any repeal or modification of this Article Seventh by the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, agent, fiduciary, or employee of the Corporation in respect of any act or omission occurring prior to the time of the repeal or modification.

      EIGHTH: Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make and alter the Bylaws, subject to the power of the shareholders to alter and repeal the Bylaws made by the Board of Directors.

                                  * * * * *

      The foregoing Amended and Restated Articles of Incorporation include amendments to the Corporation's previous Articles of Incorporation, as amended. These amendments were duly approved and adopted by the Board of Directors of the Corporation effective August 26, 1997.

      The sole shareholder of the Corporation, owning 100 shares of common stock of the Corporation, duly approved the foregoing Amended and Restated Articles of Incorporation (including the amendments reflected therein) by written consent effective August 26, 1997. All such shares were eligible to vote on the amendment as a single class, and all such shares were voted for and none against such amendments. No other shares of capital stock of the Corporation were or are outstanding.
                                       4

      These Amended and Restated Articles of Incorporation correctly set forth the corresponding provisions of the Articles of Incorporation as amended and supersede the original Articles of Incorporation and all prior amendments thereto.

      Dated:  September 30, 1997.

                                           SOUTHWESTERN PUBLIC SERVICE COMPANY



                                    By               /s/ David M. Wilks
                                                David M. Wilks, President


                                    By                /s/ Mary Pullum
                                                 Mary Pullum, Secretary


STATE OF TEXAS          )
                        ) ss.
COUNTY OF POTTER  )

      David M. Wilks, being first duly sworn, states that he is President of Southwestern Public Service Company, that he has read and signed the foregoing document, and that every statement in the document is true and correct to the best of his information and belief.


                                                /s/ David M. Wilks
                                                  David M. Wilks


SWORN AND SUBSCRIBED TO BEFORE ME BY David M. Wilks, as President of Southwestern Public Service Company, on this 30th day of September 1997.



                                                /s/ Teresa Joan Parker
                                    Teresa Joan Parker
                                    Notary Public, State of Texas
                                    My commission expires:  May 19, 2001


[NOTARIAL SEAL]

[Filed in the office of the State
 Corporation Commission of
 New Mexico and made effective
 on October 1, 1997.]

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